UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2008, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a letter amendment extending the maturity date from July 14, 2008 to September 12, 2008 of certain convertible secured promissory notes (collectively, the “Notes”) in the aggregate principal amount of $9.8 million issued to China Gold, LLC (“China Gold”) pursuant to that certain Convertible Notes Purchase Agreement with China Gold dated April 10, 2007, as amended on June 19, 2007, October 31, 2007 and May 20, 2008 (as amended, the “CNPA”). A copy of the letter amendment is filed herewith as Exhibit 10.1, and is incorporated herein by reference

As consideration for the May 20, 2008 extension, the Registrant agreed to (i) increase the interest rate applicable to the Notes from 8.25% to 12.25% effective as of the date of the letter amendment and (ii) reduce the purchase price applicable to certain rights of China Gold to purchase up to 9.8 million shares of the Company’s common stock (the “Purchase Rights”) from $0.25 to $0.18. The Purchase Rights are available to China Gold in the event the Notes are paid in full by the Company and to the extent the Notes are not otherwise converted by China Gold into common stock pursuant to the terms of the respective Notes.

The CNPA and the form of Note (relating to Notes 1 and 2) were filed as Exhibits 10.1 and 10.2 to Registrant’s Current Report on Form 8-K filed on April 16, 2007, and are incorporated herein by reference. Note 3 was filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on June 25, 2007, and is incorporated herein by reference. Note 4 was issued substantially in the same form as Note 3. Copies of the October 31, 2007 and May 20, 2008 letter amendments were filed as Exhibits 10.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2007 and May 21, 2008, respectively, and are incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Letter Amendment entered into with China Gold dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: July 30, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer